As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-122099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Digital Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, (650) 233-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael F. Foust

Chief Executive Officer

Digital Realty Trust, Inc.

2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, (650) 233-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julian T.H. Kleindorfer LATHAM & WATKINS LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 (213) 485-1234	Gilbert G. Menna Ettore A. Santucci GOODWIN PROCTER LLP Exchange Place, 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Digital Realty Trust, Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-122099) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. This Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.     Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$12,182
NYSE Listing Fee	36,900
NASD Fee	9,125
Printing and Engraving Expenses	250,000
Legal Fees (other than Blue Sky Expenses)	300,000
Accounting Fees and Expenses	250,000
Other Fees and Expenses	41,793

Total	$900,000

We will pay all of the costs identified above.

Item 32.    Sales to Special Parties.

None

Item 33.    Recent Sales of Unregistered Securities.

During the past three years, we have issued and sold the following securities: On March 9, 2004, in connection with our formation, Global Properties Holdings, LLC was issued 322 shares of our common stock for total consideration of $2,000 in cash in order to provide our initial capitalization. On April 28, 2004 Global Properties Holdings, LLC sold its shares of our common stock to Global Innovation Partners, LLC for $2,000 in cash. We purchased these shares at cost upon completion of our initial public offering. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

As part of our formation transactions:

•	on July 31, 2004, our operating partnership entered into a contribution agreement with Global Innovation Partners, LLC to acquire its interests in the properties comprising a substantial portion of our portfolio in exchange for 31,930,695 limited partnership units, subject to adjustment in certain circumstances based upon a formula set forth in the contribution agreement. The units were issued prior to the completion of our initial public offering.

•	on July 31, 2004, our operating partnership entered into a contribution agreement with Pacific-Bryan Partners, L.P., an unrelated party, to acquire the 10% minority interest in the Univision Tower property not held by Global Innovation Partners, LLC in exchange for 395,665 units, subject to adjustment in certain circumstances based upon a formula set forth in the contribution agreement. The units were issued upon completion of our initial public offering.

•	on July 31, 2004, our operating partnership entered into a contribution agreement with San Francisco Wave eXchange, LLC, Santa Clara Wave eXchange, LLC and eXchange colocation, LLC, unrelated parties, to acquire 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities in exchange for $15.0 million in cash and 5,935,846 units. These units were issued upon completion of our initial public offering.

•	on July 31, 2004, our operating partnership entered into an option agreement with Global Innovation Partners to acquire its direct or indirect interest in the Carrier Center property in exchange for 2,868,846 units, subject to adjustment based upon a formula contained in the option agreement. The units were issued upon our exercise of the option, which was exercised prior to completion of our initial public offering.

The issuance of such units was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

Immediately following the consummation of our initial public offering, Global Innovation Partners allocated out to its investors, CalPERS and Global Innovation Contributors, LLC, pro rata in accordance with their interests and the terms of its Limited Liability Company Agreement, 6,810,036 of the operating partnership units received by Global Innovation Partners in the formation transactions, and immediately thereafter, Digital Realty Trust, Inc. purchased from CalPERS and Global Innovation Contributors the operating partnership units received by them at a price per unit equal to the per share public offering price of our common stock in our initial public offering, net of underwriting discounts and commissions and financial advisory fees payable to the underwriters. Since the underwriters exercised their over-allotment option, Global Innovation Partners additionally allocated out, pro rata, to CalPERS and Global Innovation Contributors an additional 1,421,300 operating partnership units, and Digital Realty Trust, Inc. purchased such operating partnership units from CalPERS and Global Innovation Contributors at a price per unit equal to the per share public offering price of our common stock in our initial public offering, net of underwriting discounts and commissions and financial advisory fees payable to the underwriters. The allocation of operating partnership units by Global Innovation Partners, LLC and subsequent purchase of such operating partnership units by Digital Realty Trust, Inc. were not sales by an issuer requiring registration or an exemption from registration under the Securities Act of 1933, because the allocation of the operating partnership units by Global Innovation Partners to its investors, pro rata, in accordance with their interests and the terms of its LLC agreement did not involve a transfer for value or a public distribution. Even were the allocation of operating partnership units treated as a sale, the transactions would have been exempt from registration under Section 4(2) under the Securities Act of 1933.

Immediately following the consummation of our initial public offering, the eXchange parties allocated out to their respective members, Cambay Tele.com, LLC and Wave eXchange, LLC, pro rata, in accordance with their interests and the terms of their respective limited liability company agreement, the operating partnership units received by the eXchange parties in exchange for their interest in 200 Paul Avenue and 1100 Space Park Drive. The allocation of operating partnership units by the eXchange parties were not sales by an issuer requiring registration or exemption from registration under the Securities Act of 1933, because the allocation of the operating partnership units to their respective members, pro rata, in accordance with their interests and the terms of their respective LLC agreement did not involve a transfer for value or a public distribution. Even if the allocation of the operating partnership units is treated as a sale, the transactions would have been exempt from registration under Section 4(2) under the Securities Act of 1933.

In addition, in connection with the consummation of our initial public offering and pursuant to the terms of their employment agreements, we issued to each of Messrs. Magnuson, Foust, Stein and Peterson and certain other officers and employees 808,149, 274,771, 141,426, 105,059 and an aggregate of 161,156, respectively, of long-term incentive units of our operating partnership consummation of our initial public offering. In addition, pursuant to the terms of their employment agreements, each of Messrs. Magnuson, Foust, Stein and Peterson and certain other officers and employees received incentive stock options to purchase 125,263, 125,263, 80,815, 80,815 and an aggregate of 371,746, respectively, shares of common stock. The exercise price of these options was the initial public offering price of our common stock, and the options will vest, subject to continued employment, in equal annual installments of 25% on each of the first four anniversaries of the date of grant. See “Management—Employment Agreements.” The issuance of such units and the grant of such options were effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as well as under Rule 701 of the Securities Act of 1933.

Item 34.    Indemnification of Directors and Officers.

Our charter contains a provision permitted under the Maryland General Corporation Law that eliminates each director’s and officer’s personal liability to us or our stockholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, to the maximum extent permitted under the Maryland General Corporation Law, our charter authorizes us to obligate our company and our bylaws require us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”

We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Digital Realty Trust, L.P., the partnership in which we serve as sole general partner.

Item 35.    Treatment of Proceeds from Stock Being Registered.

None.

Item 36.    Financial Statements and Exhibits.

(A)	Financial Statements. See Index to Consolidated Financial Statements and the related notes thereto.

(B)	Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit

1.1	Form of Underwriting Agreement among Digital Realty Trust, Inc. and the underwriters named therein.

****3.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc.

****3.2	Amended and Restated Bylaws of Digital Realty Trust, Inc.

3.3	Form of Articles Supplementary of Digital Realty Trust, Inc.

4.1	Form of Certificate for Series A Preferred Stock for Digital Realty Trust, Inc.

5.1	Opinion of Venable LLP.

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.

****10.1	Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

10.2	Form of Second Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

****10.3	Registration Rights Agreement among Digital Realty Trust, Inc. and the persons named therein.

Exhibit

****10.4	2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P.

***10.5	Form of Indemnification Agreement between Digital Realty Trust, Inc. and its directors and officers.

***10.6	Executive Chairman Agreement between Digital Realty Trust, Inc. and Richard Magnuson.

***10.7	Employment Agreement between Digital Realty Trust, Inc. and Michael Foust.

***10.8	Employment Agreement between Digital Realty Trust, Inc. and A. William Stein.

***10.9	Employment Agreement between Digital Realty Trust, Inc. and Scott E. Peterson

***10.10	Employment Agreement between Digital Realty Trust, Inc. and John O. Wilson

****10.11	Non-competition Agreement between Digital Realty Trust, Inc. and Global Innovation Partners, LLC.

***10.12	Contribution Agreement, dated as of July 31, 2004, by and between Global Innovation Partners, LLC and Digital Realty Trust, L.P.

***10.13	Contribution Agreement, dated as of July 31, 2004, by and among San Francisco Wave eXchange, LLC, Santa Clara Wave eXchange, LLC and eXchange colocation, LLC, Digital Realty Trust, L.P. and Digital Realty Trust, Inc.

***10.14	Contribution Agreement, dated as of July 31, 2004, by and between Pacific-Bryan Partners, L.P. and Digital Realty Trust, L.P.

***10.15	Option Agreement (Carrier Center) dated as of July 31, 2004.

***10.16	Right of First Offer Agreement (Denver Data Center) dated as of July 31, 2004.

***10.17	Right of First Offer Agreement (Frankfurt) dated as of July 31, 2004.

***10.18	Allocation Agreement, dated as of July 31, 2004, entered into by and between Global Innovation Partners, LLC and Global Innovation Contributor, LLC.

***10.19	Unit Purchase Agreement, dated as of July 31, 2004, entered into by and between Digital Realty Trust, Inc. and Global Innovation Contributor, LLC.

***10.20	Allocation Agreement, dated as of July 31, 2004, entered into by and between Global Innovation Partners, LLC and State of California Public Employees’ Retirement System, a unit of the State and Consumer Service Agency of the State of California.

***10.21	Unit Purchase Agreement, dated as of July 31, 2004, entered into by and between Digital Realty Trust, Inc. and State of California Public Employees’ Retirement System, a unit of the State and Consumer Service Agency of the State of California.

***10.22	Loan Agreement, dated as of March 31, 2004, entered into by and between Global Innovation Partners, LLC and Digital Realty Trust, Inc.

***10.23	Purchase and Sale Agreement, dated as of September 16, 2004, by and between Global Innovation Partners, LLC and Digital Realty Trust, L.P.

****10.24	Registration Rights Agreement among Digital Realty Trust, Inc. and the persons named therein (option and right of first offer agreement).

***10.25	Loan and Security Agreement, dated as of August 18, 2003, between Global Marsh Property Owner, L.P. and German American Capital Corporation.

Exhibit

***10.26	Omnibus First Amendment to Loan Documents, dated as of November 10, 2003, by and among Global Marsh Property Owner, L.P., Global Innovation Partners, LLC and German American Capital Corporation.

***10.27	Note, dated as of August 18, 2003, by Global Marsh Property Owner, L.P. in favor of German American Capital Corporation.

***10.28	First Amendment to Note, dated as of November 10, 2003, by and between Global Marsh Property Owner, L.P. and German American Capital Corporation.

***10.29	Mezzanine Loan and Security Agreement, dated as of August 18, 2003, between Global Marsh Member, LLC and Global Marsh Limited Partner, LLC and German American Capital Corporation.

***10.30	Omnibus First Amendment to Mezzanine Loan Documents, dated as of November 10, 2003, by and among Global Marsh Member, LLC, Global Marsh Limited Partner, LLC, Global Innovation Partners, LLC and German American Capital Corporation.

***10.31	Note, dated as of August 18, 2003, by Global Marsh Property Owner, L.P. in favor of German American Capital Corporation.

***10.32	Mezzanine Note, dated as of August 18, 2003, by Global Marsh Member, LLC and Global Marsh Limited Partner, LLC in favor of German American Capital Corporation.

***10.33	First Amendment to Mezzanine Note, dated as of November 10, 2003, by and among Global Marsh Member, LLC, Global Marsh Limited Partnership, LLC and German American Capital Corporation.

***10.34	Loan and Security Agreement, dated as of January 31, 2003, among San Francisco Wave eXchange, LLC, 200 Paul Wave eXchange, LLC, The Cambay Group, Inc. and Greenwich Capital Financial Products, Inc.

***10.35	Amendment No. 1 to Loan Agreement, entered into as of March 31, 2003, by and among San Francisco Wave eXchange, LLC, 200 Paul Wave eXchange, LLC, The Cambay Group, Inc. and Greenwich Capital Financial Products, Inc.

***10.36	Promissory Note A, dated as of January 31, 2003, by San Francisco Wave eXchange, LLC in favor of Greenwich Capital Financial Products, Inc.

***10.37	Promissory Note B, dated as of January 31, 2003, by San Francisco Wave eXchange, LLC in favor of Greenwich Capital Financial Products, Inc.

****10.38	Revolving Credit Agreement among Digital Realty Trust, L.P., as borrower, Digital Realty Trust, Inc., as parent guarantor, the subsidiary guarantors named therein, Citicorp North America, Inc., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book running managers, and the other agents and lenders named therein.

****10.39	Loan Agreement, dated as of November 3, 2004, by and among Global Webb, L.P. and Citigroup Global Markets Realty Corp.

****10.40	Note, dated as of November 3, 2004, by Global Webb, L.P. in favor of Citigroup Global Markets Realty Corp.

****10.41	Loan Agreement, dated as of November 3, 2004, by and among Global Weehawken Acquisition Company, LLC and Citigroup Global Markets Realty Corp.

****10.42	Note, dated as of November 3, 2004, by Global Weehawken Acquisition Company, LLC in favor of Citigroup Global Markets Realty Corp.

Exhibit

****10.43	Loan Agreement, dated as of November 3, 2004, by and among GIP Wakefield, LLC and Citigroup Global Markets Realty Corp.

****10.44	Note, dated as of November 3, 2004, by GIP Wakefield, LLC in favor of Citigroup Global Markets Realty Corp.

****10.45	Form of Profits Interest Units Agreements.

****10.46	Form of Digital Realty Trust, Inc. Incentive Stock Option Agreement.

**10.47	Purchase and Sale Agreement, dated as of January 11, 2005, between LB 833 Chestnut, LLC and Digital Realty Trust, L.P.

10.48	Loan Agreement, dated as of November 3, 2004, by and between Digital-Bryan Street Partnership, L.P. and Countrywide Commercial Real Estate Finance, Inc.

10.49	Promissory Note, dated as of November 3, 2004, by Digital-Bryan Street Partnership, L.P. in favor of Countrywide Commercial Real Estate Finance, Inc.

10.50	Consent Agreement, dated as of October 27, 2004, by and among LaSalle Bank National Association, as Trustee, and Global Marsh Property Owner, L.P.

**12.1	Statement of Computation of Ratios

***21.1	List of Subsidiaries of Registrant.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

**23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

**23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

**23.5	Consent of KPMG LLP, Independent Auditors.

**24.1	Power of Attorney (included on Signature Page).

**99.1	Consent of Forrester Research, Inc.

**99.2	Consent of Gartner Inc.

**99.3	Consent of IDC Research, Inc.

**99.4	Consent of Tier1 Research.

**99.5	Consent of PriMetrica, Inc.

**	Previously filed.
***	Incorporated by reference to the registrant’s registration statement on Form S-11 (File No. 333-117865) declared effective by the commission on November 3, 2004.
****	Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004.

Item 37.    Undertakings.

(f) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(h) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 2nd day of February 2005.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. WILLIAM STEIN
A. William Stein
Chief Financial Officer and Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Magnuson	Chairman of the Board	February 2, 2005

* Michael F. Foust	Chief Executive Officer	February 2, 2005

/s/ A. WILLIAM STEIN A. William Stein	Chief Financial Officer and Chief Investment Officer	February 2, 2005

* Cary Andersen	Controller (Principal Accounting Officer)	February 2, 2005

* Laurence A. Chapman	Director	February 2, 2005

Ruann F. Ernst, Ph.D.	Director

* Kathleen Early Reed	Director	February 2, 2005

* Dennis E. Singleton	Director	February 2, 2005

*By:	/s/ A. WILLIAM STEIN
Attorney-in-fact

EXHIBIT INDEX

Exhibit
1.1	Form of Underwriting Agreement among Digital Realty Trust, Inc. and the underwriters named therein.

****3.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc.

****3.2	Amended and Restated Bylaws of Digital Realty Trust, Inc.

3.3	Form of Articles Supplementary of Digital Realty Trust, Inc.

4.1	Form of Certificate for Series A Preferred Stock for Digital Realty Trust, Inc.

5.1	Opinion of Venable LLP.

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.

****10.1	Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

10.2	Form of Second Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

****10.3	Registration Rights Agreement among Digital Realty Trust, Inc. and the persons named therein.

****10.4	2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P.

***10.5	Form of Indemnification Agreement between Digital Realty Trust, Inc. and its directors and officers.

***10.6	Executive Chairman Agreement between Digital Realty Trust, Inc. and Richard Magnuson.

***10.7	Employment Agreement between Digital Realty Trust, Inc. and Michael F. Foust.

***10.8	Employment Agreement between Digital Realty Trust, Inc. and A. William Stein.

***10.9	Employment Agreement between Digital Realty Trust, Inc. and Scott E. Peterson

***10.10	Employment Agreement between Digital Realty Trust, Inc. and John O. Wilson

****10.11	Non-competition Agreement between Digital Realty Trust, Inc. and Global Innovation Partners, LLC.

***10.12	Contribution Agreement, dated as of July 31, 2004, by and between Global Innovation Partners, LLC and Digital Realty Trust, L.P.

***10.13	Contribution Agreement, dated as of July 31, 2004, by and among San Francisco Wave eXchange, LLC, Santa Clara Wave eXchange, LLC and eXchange colocation, LLC, Digital Realty Trust, L.P. and Digital Realty Trust, Inc.

***10.14	Contribution Agreement, dated as of July 31, 2004, by and between Pacific-Bryan Partners, L.P. and Digital Realty Trust, L.P.

***10.15	Option Agreement (Carrier Center) dated as of July 31, 2004.

***10.16	Right of First Offer Agreement (Denver Data Center) dated as of July 31, 2004.

***10.17	Right of First Offer Agreement (Frankfurt) dated as of July 31, 2004.

***10.18	Allocation Agreement, dated as of July 31, 2004, entered into by and between Global Innovation Partners, LLC and Global Innovation Contributor, LLC.

***10.19	Unit Purchase Agreement, dated as of July 31, 2004, entered into by and between Digital Realty Trust, Inc. and Global Innovation Contributor, LLC.

***10.20	Allocation Agreement, dated as of July 31, 2004, entered into by and between Global Innovation Partners, LLC and State of California Public Employees’ Retirement System, a unit of the State and Consumer Service Agency of the State of California.

Exhibit
***10.21	Unit Purchase Agreement, dated as of July 31, 2004, entered into by and between Digital Realty Trust, Inc. and State of California Public Employees’ Retirement System, a unit of the State and Consumer Service Agency of the State of California.

***10.22	Loan Agreement, dated as of March 31, 2004, entered into by and between Global Innovation Partners, LLC and Digital Realty Trust, Inc.

***10.23	Purchase and Sale Agreement, dated as of September 16, 2004, by and between Global Innovation Partners, LLC and Digital Realty Trust, L.P.

****10.24	Registration Rights Agreement among Digital Realty Trust, Inc. and the persons named therein (option and right of first offer agreements).

***10.25	Loan and Security Agreement, dated as of August 18, 2003, between Global Marsh Property Owner, L.P. and German American Capital Corporation.

***10.26	Omnibus First Amendment to Loan Documents, dated as of November 10, 2003, by and among Global Marsh Property Owner, L.P., Global Innovation Partners, LLC and German American Capital Corporation.

***10.27	Note, dated as of August 18, 2003, by Global Marsh Property Owner, L.P. in favor of German American Capital Corporation.

***10.28	First Amendment to Note, dated as of November 10, 2003, by and between Global Marsh Property Owner, L.P. and German American Capital Corporation.

***10.29	Mezzanine Loan and Security Agreement, dated as of August 18, 2003, between Global Marsh Member, LLC and Global Marsh Limited Partner, LLC and German American Capital Corporation.

***10.30	Omnibus First Amendment to Mezzanine Loan Documents, dated as of November 10, 2003, by and among Global Marsh Member, LLC, Global Marsh Limited Partner, LLC, Global Innovation Partners, LLC and German American Capital Corporation.

***10.31	Note, dated as of August 18, 2003, by Global Marsh Property Owner, L.P. in favor of German American Capital Corporation.

***10.32	Mezzanine Note, dated as of August 18, 2003, by Global Marsh Member, LLC and Global Marsh Limited Partner, LLC in favor of German American Capital Corporation.

***10.33	First Amendment to Mezzanine Note, dated as of November 10, 2003, by and among Global Marsh Member, LLC, Global Marsh Limited Partnership, LLC and German American Capital Corporation.

***10.34	Loan and Security Agreement, dated as of January 31, 2003, among San Francisco Wave eXchange, LLC, 200 Paul Wave eXchange, LLC, The Cambay Group, Inc. and Greenwich Capital Financial Products, Inc.

***10.35	Amendment No. 1 to Loan Agreement, entered into as of March 31, 2003, by and among San Francisco Wave eXchange, LLC, 200 Paul Wave eXchange, LLC, The Cambay Group, Inc. and Greenwich Capital Financial Products, Inc.

***10.36	Promissory Note A, dated as of January 31, 2003, by San Francisco Wave eXchange, LLC in favor of Greenwich Capital Financial Products, Inc.

***10.37	Promissory Note B, dated as of January 31, 2003, by San Francisco Wave eXchange, LLC in favor of Greenwich Capital Financial Products, Inc.

****10.38	Revolving Credit Agreement among Digital Realty Trust, L.P., as borrower, Digital Realty Trust, Inc., as parent guarantor, the subsidiary guarantors named therein, Citicorp North America, Inc., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book running managers, and the other agents and lenders named therein.

****10.39	Loan Agreement, dated as of November 3, 2004, by and among Global Webb, L.P. and Citigroup Global Markets Realty Corp.

****10.40	Note, dated as of November 3, 2004, by Global Webb, L.P. in favor of Citigroup Global Markets Realty Corp.

Exhibit
****10.41	Loan Agreement, dated as of November 3, 2004, by and among Global Weehawken Acquisition Company, LLC and Citigroup Global Markets Realty Corp.

****10.42	Note, dated as of November 3, 2004, by Global Weehawken Acquisition Company, LLC in favor of Citigroup Global Markets Realty Corp.

****10.43	Loan Agreement, dated as of November 3, 2004, by and among GIP Wakefield, LLC and Citigroup Global Markets Realty Corp.

****10.44	Note, dated as of November 3, 2004, by GIP Wakefield, LLC in favor of Citigroup Global Markets Realty Corp.

****10.45	Form of Profits Interest Units Agreements.

****10.46	Form of Digital Realty Trust, Inc. Incentive Stock Option Agreement.

**10.47	Purchase and Sale Agreement, dated as of January 11, 2005, between LB 833 Chestnut, LLC and Digital Realty Trust, L.P.

10.48	Loan Agreement, dated as of November 3, 2004, by and between Digital-Bryan Street Partnership, L.P. and Countrywide Commercial Real Estate Finance, Inc.

10.49	Promissory Note, dated as of November 3, 2004, by Digital-Bryan Street Partnership, L.P. in favor of Countrywide Commercial Real Estate Finance, Inc.

10.50	Consent Agreement, dated as of October 27, 2004, by and among LaSalle Bank National Association, as Trustee, and Global Marsh Property Owner, L.P.

**12.1	Statement of Computation of Ratios

***21.1	List of Subsidiaries of Registrant.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

**23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

**23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

**23.5	Consent of KPMG LLP, Independent Auditors.

**24.1	Power of Attorney (included on Signature Page).

**99.1	Consent of Forrester Research, Inc.

**99.2	Consent of Gartner Inc.

**99.3	Consent of IDC Research, Inc.

**99.4	Consent of Tier1 Research

**99.5	Consent of PriMetrica, Inc.

**	Previously filed.
***	Incorporated by reference to the registrant’s registration statement on Form S-11 (File No. 333-117865) declared effective by the commission on November 3, 2004.
****	Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004.